UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2018

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01 – Completion of an Acquisition or Disposition of Assets.

On December 10, 2018, American Life & Security Corp. (“American Life”), a wholly owned subsidiary of Midwest Holding Inc. (“Midwest”), closed an Assumption and Indemnity Reinsurance Agreement (the “Agreement”) with Unified Life Insurance Company, a Texas domiciled stock insurance company (the “Reinsurer”), an unaffiliated third party. Terms of the Agreement were described in detail in Midwest’s Current Report on Form 8-K (“Report”) filed with the Securities and Exchange Commission on November 16, 2018 and a copy of the Agreement was filed with the Report as Exhibit 10.1 thereto. At the Closing, American Life received net proceeds of $3.5 million from the Reinsurer which also assumed substantially all of American Life’s existing life insurance and annuity policies. American Life transferred at closing the Statutory Reserves and Liabilities, as defined in the Agreement, directly related to policies to the Reinsurer.

Immediately prior to closing, the Agreement was amended to require the consent of a third party reinsurer to the Reinsurer’s assumption of certain policies that had been ceded to such other reinsurer in the past. A copy of the amendment to the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

On December 7, 2018, Midwest issued a Senior Secured Convertible Promissory Note in the original principal amount of $17,500,000.00 (the “Note”) to Xenith Holdings LLC, a Delaware limited liability company (“Xenith”). The Note was issued pursuant to that certain Loan, Convertible Preferred Stock and Convertible Senior Secured Note Purchase Agreement dated May 9, 2018 (the “Loan Agreement”). The Note is repayable upon maturity on April 20, 2028, with cash interest of 4.00% per annum payable quarterly and accrued interest of another 4% per annum payable upon maturity. The outstanding principal balance of the Note is convertible into 849,968,875 shares of Midwest’s voting common stock, par value $0.001 per share, at the option of the holder at any time prior to maturity, subject to adjustment in connection with dividends, splits, combinations, or other similar recapitalizations affecting Midwest’s voting common stock.

The Note is secured under a Security Agreement which is collateralized by all of the issued and outstanding shares of Midwest’s wholly owned insurance subsidiary, American Life and Security Corp. Xenith has the right to foreclose on the collateral if Midwest commits an event of default under the Note. Defaults include Midwest’s failure to pay interest or principal on the Note when due, failure to observe any material provision of the Loan Agreement, misrepresentations under the Loan Agreement or bankruptcy or insolvency proceedings involving Midwest.

The foregoing description of the Loan Agreement, Note, and Security Agreement, and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the actual Loan Agreement and the Forms of Senior Secured Convertible Promissory Note and Security Agreement attached to the actual Loan Agreement as Exhibits A and B, respectively, copies of which were filed as Exhibit 10.18 to Midwest’s Current Report on Form 8-K filed on May 14, 2018 and incorporated herein by reference.

Copies of Notes issued pursuant to the Loan Agreement on October 10, 2018 in the principal amount of $1,000,000 and on December 7, 2018 in the principal amount of $17,500,000 are attached hereto as Exhibits 10.2 and 10.3, respectively.

Item 7.01. Regulation FD Disclosure

A press release dated December 13, 2018 relating to the recent note issuance and to matters concerning Midwest’s business is included herein as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, Midwest makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

Pro forma financial information reflecting completion of the disposition described in Item 2.01 above required by Article 11 of Regulation S-X will be filed by Midwest no later than 71 days after the filing date of this Report on Form 8-K.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit
No.	Description
10.1	Amendment No. 1 dated December 7, 2018 to the Assumption and Indemnity Reinsurance Agreement between American Life & Security Corp. and Unified Life Insurance Company dated November 30, 2018.

10.2	Promissory Note dated October 10, 2018 payable by Midwest to Zenith Holdings LLC in the principal amount of $1,000,000.

10.3	Promissory Note dated December 7, 2018 payable by Midwest to Zenith Holdings LLC in the principal amount of $17,500,000.

99.1	Press release dated December 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 13, 2018.

MIDWEST HOLDING INC.

By: /s/ Mark A. Oliver
Name: Mark A. Oliver
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Amendment No. 1 dated December 7, 2018 to the Assumption and Indemnity Reinsurance Agreement between American Life & Security Corp. and Unified Life Insurance Company dated November 30, 2018.

10.2	Promissory Note dated October 10, 2018 payable by Midwest to Zenith Holdings LLC in the principal amount of $1,000,000.

10.3	Promissory Note dated December 7, 2018 payable by Midwest to Zenith Holdings LLC in the principal amount of $17,500,000.

99.1	Press release dated December 13, 2018.